Exhibit 10.1
Mr. Thomas Bartrum

January 25, 2024

Re: Transition and Release of Claims Dear Thomas:
This letter agreement (this “Letter Agreement”), entered into on the date first set forth above (the “Effective Date”), sets forth the understanding by and between you, Privia Health, LLC (“Employer”), and Privia Health Group, Inc. (“PHG” and collectively with Employer, the “Company”), regarding your separation from the Company.
1.Transition.
a.You and the Company acknowledge and agree that you will separate from the Company and its subsidiaries effective as of May 31, 2024 (such date, or such earlier date that your employment actually terminates, the “Separation Date”). Effective as of the Separation Date, your active employment with the Company will terminate and you hereby resign as an employee of the Company and its subsidiaries. During the period beginning on the date on which your successor commences employment with the Company (which is expected to be January 29, 2024) (the “Transition Date”) and ending on the Separation Date (the “Transition Period”), you will continue to serve as an employee of the Company in the capacity set forth in this Letter Agreement. Effective as of the Transition Date, you hereby resign from all officerships of the Company and its subsidiaries, provided that you will remain covered during the Transition Period under the Company’s directors and officers insurance policy and eligible for indemnification pursuant to the Company’s charter and bylaws, as in effect from time to time. Except as provided for in this Letter Agreement, until the Separation Date, that certain Executive Employment Agreement by and between the Company and you, dated as of February 25, 2019, as subsequently amended from time to time (the “Employment Agreement”), will continue to control with respect to your salary, benefits and other matters with respect to your employment with the Company. Notwithstanding the foregoing, nothing herein shall limit the Company’s ability to terminate your employment for Cause (as defined in the Employment Agreement and as modified below) prior to the Separation Date in the event you have committed any action or omission that would give rise to a Cause termination pursuant to the Employment Agreement, nor shall anything in this Letter Agreement provide you with the right to terminate your employment for Good Reason (as defined in the Employment Agreement) during the Transition Period. During the Transition Period, the Company may only terminate your employment for Cause following a unanimous decision made in good faith by the board of directors of PHG (the “Board”). If your employment is terminated by the Company for Cause or by you for any reason prior to the Separation Date, you acknowledge and agree that you will not be entitled to the benefits described in Sections 2 and 3 below or any other payments or benefits pursuant to your Employment Agreement other than the Accrued Obligations (as defined in the Employment Agreement).

b.During the Transition Period, you will (i) serve the Company in such capacities and perform such duties as may be specified from time to time by the Board or the Company’s Chief Executive Officer and (ii) use your reasonable best efforts to advance the interests of the Company in the capacity requested of you by the Board or the Company’s Chief Executive Officer and facilitate the successful transition of your responsibilities to the individual who will succeed you as Executive Vice President and General Counsel in whatever reasonable capacity may be requested by the Board or the Company’s Chief Executive Officer (collectively,

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the “Transition Services”). For the avoidance of doubt, effective as of the Transition Date, you will cease to be an executive officer of the Company.
2.Transition Benefits. You will receive, subject to (and in consideration for) your provision of the Transition Services through the end of the Transition Period, your execution and non-revocation of the Release of Claims Agreement attached hereto as Exhibit A (the “Release”) no later than sixty (60) days following the Separation Date and your continued compliance with the applicable Restrictive Covenants (as defined below), (a) to the extent not yet paid as of the Separation Date, an annual cash performance bonus for the 2023 fiscal year determined based on actual achievement of the applicable performance objectives and the funding of the Company’s bonus pool, which shall be payable on the later of the date in fiscal year 2024 that annual bonuses are payable to senior executives of the Company and the six (6)-month anniversary of the Separation Date, (b) a lump sum payment of $546,819.48, to be paid on the six (6)-month anniversary of the Separation Date, which represents (i) twelve (12) months of your then-current annual base salary, (ii) an amount equal to your target annual cash bonus for the 2024 fiscal year and (iii) subject to your timely election for continuing coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), an amount to cover the total cost of premium payments for COBRA eligible benefits at the enrollment levels active during the Transition Period for any continued COBRA coverage for you and your covered dependents during the period commencing on the Separation Date and ending on the twelve (12)-month anniversary thereof at the same benefit levels in effect on the Separation Date, (c) each of your Company equity awards that are outstanding and unvested as of immediately prior to the Separation Date will become immediately vested on the Separation Date as to the portion of such Company equity awards that would have otherwise become vested pursuant to their ordinary vesting schedule within the twelve (12)-month period following the Separation Date (the “Accelerated Awards”), and such Accelerated Awards that are restricted stock units will be settled on the six (6)-month anniversary of the Separation Date (it being understood that if the Release does not become irrevocable by the sixtieth (60th) day following the Separation Date, the Accelerated Awards will be cancelled and forfeited automatically on such date for no consideration), and all of your other unvested Company equity awards (excluding any such Company equity awards that are scheduled to vest pursuant to their ordinary course vesting schedule on the Separation Date) will be cancelled and forfeited automatically on the Separation Date for no consideration, (d) notwithstanding any provision in the Company’s equity incentive plans or your award agreements issued thereunder, each of your outstanding vested stock options (including any Accelerated Awards that are stock options), will remain outstanding and exercisable until the original expiration date set forth in the applicable award agreement and (e) if there is an increase in COBRA premium costs at any point during the twelve (12)-month period following the Separation Date, provided that you are continuing to receive COBRA continuation coverage at such time, an additional COBRA top-up payment at the later of 30 days following the date on which such increase takes effect and the six (6)-month anniversary of the Separation Date in an amount equal to the increase of the Company-paid portion of premium payments, as if you had remained an active employee for the remainder of such twelve (12)-month period (collectively, the “Transition Benefits”). The Transition Benefits will be subject to all required tax and other withholdings.
3.Restrictive Covenants. You acknowledge that the Company is providing you with the Transition Benefits in material part in consideration for your reaffirmation of your prior agreement to comply with the restrictive covenants set forth in the Employment Agreement, including as set forth in Sections 9 through 13 of the Employment Agreement (the “Restrictive Covenants”), and that, no such payments or benefits shall be provided following the date that you first violate any of the Restrictive Covenants. You and the Company hereby acknowledge and agree that the post-employment non-compete and non-solicit restrictions in the Restrictive Covenants (including, for the avoidance of doubt, the Noncompete Period (as defined in the Employment Agreement) and the post-employment non-solicit period) shall not commence until the Separation Date and shall, for the avoidance of doubt, continue in effect for one (1) year

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thereafter, in the case of the Noncompete Period, and two (2) years thereafter, in the case of the non-solicit period. You may request a waiver of the Restrictive Covenants from the Board solely to permit your service as a member of another board, the approval of which shall be in the Board’s sole discretion. In the event you breach or violate any of the Restrictive Covenants, the Non-Compete Period or the non-solicit period, as applicable, shall be tolled until such breach or violation has been duly cured.
4.Return of Property. You shall return to the Company all Company property as soon as reasonably possible following the Transition Date or upon request by the Company, including but not limited to cell phone, printer, passwords, computer user names, phone cards, Company credit card, keys, internal policies and other confidential business information and documents; provided, that you and the Company may mutually agree in writing that you may retain certain Company property subject to your agreement to take appropriate steps to safeguard and keep confidential any Company proprietary and confidential information.
5.Confidentiality. You agree and covenant not disclose any of the terms of or amount paid under this Letter Agreement or the negotiation thereof to any individual or entity; provided, however, that you will not be prohibited from making disclosures to your attorney, tax advisors and/or immediate family members, or as may be required by law. This Section does not, in any way, restrict or impede you from making any disclosure that is permitted by Section 7 of this Letter Agreement.
6.Non-Disparagement. You acknowledge and agree that you will not make any negative statement, written or oral, in disparagement of the Company, including, but not limited to, negative references to each or any of the Company’s services, policies or practices, to the general public and/or the Company’s employees, customers, potential employees, potential customers, vendors, third party payors, business partners or potential business partners. The Company agrees that its principals and managers, the Company’s Human Resources Team as well as your direct supervisors will not disparage you by making any oral or written negative statement.
7.Release. The Transition Benefits are contingent upon and subject to your execution and non-revocation of the Release following the Separation Date, and you agree to sign and be bound by the Release which will be considered an integral part of this Letter Agreement.
You further agree that, in consideration of your continued employment through the Transition Period, you and your heirs, executors, representatives, agents, insurers, administrators, successors and assigns (collectively, the “Releasors”) irrevocably and unconditionally fully and forever waive, release and discharge the Company, including its owners, officers, directors, agents, servants, employees, attorneys, successors, assigns, and affiliates, including but not limited to all parent entities and any subsidiaries, in their corporate and individual capacities (collectively, the “Releasees”) from any and all claims, demands, actions, causes of actions, obligations, judgments, rights, fees, damages, debts, obligations, liabilities and expenses (inclusive of attorneys’ fees) of any kind whatsoever (collectively, “Claims”), whether known or unknown, from the beginning of time to the date of your execution of this Letter Agreement, including, without limitation, any claims under any federal, state, local or foreign law, that Releasors may have, have ever had or may in the future have arising out of, or in any way related to your hire, benefits, employment, termination or separation from employment with the Company and any actual or alleged act, omission, transaction, practice, conduct, occurrence or other matter, including, but not limited to (a) any and all claims under Title VII of the Civil Rights Act, the Americans with Disabilities Act, the Family and Medical Leave Act, the Fair Labor Standards Act, the Equal Pay Act the Employee Retirement Income Security Act (with respect to unvested benefits), the Civil Rights Act of 1991, Section 1981 of U.S.C. Title 42, the Sarbanes-Oxley Act of 2002, the Worker Adjustment and Retraining Notification Act, the National Labor Relations Act, the Uniform Services Employment and Reemployment Rights

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Act, the Genetic Information Nondiscrimination Act of 2008, The False Claims Act, The Virginians with Disabilities Act, the Virginia Human Rights Act, the Virginia Equal Pay Act, the Virginia Genetic Testing Law, the Virginia Occupational Safety and Health Act, the Virginia Minimum Wage Act, the Virginia Payment of Wage Law, the Virginia Right to Work Law, all as amended, and/or any other local, city, county, state, or federal statutes, laws, regulations, or ordinances prohibiting harassment, discrimination, or retaliation, as well as any claims concerning recruitment, hiring, discharge, promotions, transfers, employment status, right to reemployment, wages, bonus or incentive pay, severance pay, stock, stock options, stock-based awards, employment benefits (including, without limitation, sick or other leave, medical, disability, life, or any other insurance, 401(k), pension, or other retirement plan or benefits, or any other fringe benefits), including but not limited to any federal, state, or local laws or causes of action enforcing express or implied employment contracts or covenants; wrongful discharge; breach of any contract, agreement or promise made prior to this date; physical or personal injury; medical expenses, mental anguish and/or emotional distress; intentional or negligent infliction of emotional distress; fraud, intentional or negligent misrepresentation, libel, slander, defamation, invasion of privacy; claims made based upon any statements concerning my employment or cessation of my employment with the Company, or any affiliates; violation of public policy; breach of any sort of duty; prima facie tort or any other tort; claims for denial of due process or violation of corporate policy or procedure; any claims or causes of action based upon my employment with or cessation of employment with the Company, or any affiliates and similar or related claims and any and all claims arising under common law, in all cases, including but not limited to, claims under the Tennessee Human Rights Act, which prohibits discrimination in employment based on race, creed, color, sex, religion, age, and national origin, the Tennessee Disability Act, which prohibits discrimination in employment based on disability, and any other state or local laws or regulations prohibiting employment discrimination or protecting employee rights, as well as claims for breach of express or implied contract, defamation, intentional or negligent infliction of emotional distress, invasion of privacy, tortious misrepresentation, negligent hiring and retention, libel, slander, wrongful discharge in violation of public policy, breach of the implied covenant of good faith and fair dealing, assault and battery, negligent breach of statutory duty, claims for attorneys’ fees, and other tortious or unlawful conduct; (b) any and all claims for compensation of any type whatsoever, including but not limited to claims for salary, wages, bonuses, commissions, incentive compensation, vacation and/or severance; (c) any and all claims arising under tort, contract and/or quasi-contract law, including but not limited to claims of breach of an expressed or implied contract, tortious interference with contract or prospective business advantage, breach of the covenant of good faith and fair dealing, promissory estoppel, detrimental reliance, invasion of privacy, non physical injury, personal injury or sickness or any other harm, wrongful or retaliatory discharge, fraud, defamation, slander, libel, false imprisonment, negligent or intentional infliction of emotional distress; and (d) any and all claims for monetary or equitable relief, including but not limited to attorneys’ fees, back pay, front pay, reinstatement, experts’ fees, medical fees or expenses, costs and disbursements. The Claims released include claims seeking any monetary or other remedies for myself, directly or indirectly, which in any way are brought on behalf of a government, including but not limited to any proceeding under the Virginia Fraud Against Taxpayers Act, whether or not the government joins the proceeding and all of their respective implementing regulations and/or any other federal, state, local or foreign law (statutory, regulatory or otherwise) that may be legally waived and released.
This release shall not apply to: the Company’s obligations under this Letter Agreement, your right to indemnification under any applicable indemnification agreement with the Company, the Company’s governing documents or applicable law; your right to assert claims for workers’ compensation or unemployment benefits; your right to bring to the attention of the Equal Employment Opportunity Commission claims of discrimination (provided, however, that you release your right to secure any damages for alleged discriminatory treatment); any right to communicate directly with, cooperate with, or provide information to, any federal, state or local government regulator; any right to file an unfair labor practice charge under the National Labor

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Relations Act; your vested rights under any retirement or welfare benefit plan of the Company; your rights in your capacity as an equityholder of the Company; or any other rights that may not be waived by an employee under applicable law.
Notwithstanding anything in this Letter Agreement to the contrary, nothing contained in this Letter Agreement shall prohibit you (or your attorney) from (i) filing a charge with, reporting possible violations of federal law or regulation to, participating in any investigation by, or cooperating with the U.S. Securities and Exchange Commission, the Financial Industry Regulatory Authority, the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the U.S. Commodity Futures Trading Commission, the U.S. Department of Justice or any other securities regulatory agency, self-regulatory authority or federal, state or local regulatory authority (collectively, “Government Agencies”), or making other disclosures that are protected under the whistleblower provisions of applicable law or regulation, (ii) communicating directly with, cooperating with, or providing information (including trade secrets) in confidence to any Government Agencies for the purpose of reporting or investigating a suspected violation of law, or from providing such information to your attorney or in a sealed complaint or other document filed in a lawsuit or other governmental proceeding, (iii) receiving an award for information provided to any Government Agency and/or (iv) exercising any rights you may have under Section 7 of the National Labor Relations Board. Pursuant to 18 USC Section 1833(b), you will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (x) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law or (y) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Further, nothing in this Letter Agreement is intended to or shall preclude you from providing truthful testimony in response to a valid subpoena, court order, regulatory request or other judicial, administrative or legal process or otherwise as required by law. If you are required to provide testimony, then unless otherwise directed or requested by a Governmental Agency or law enforcement, you shall notify the Company’s Deputy General Counsel in writing as promptly as practicable after receiving any such request of the anticipated testimony and at least ten (10) days prior to providing such testimony (or, if such notice is not possible under the circumstances, with as much prior notice as is possible) to afford the Company a reasonable opportunity to challenge the subpoena, court order or similar legal process.
8.Section 409A. This Letter Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), or qualify for an exemption thereunder and shall be construed and administered in accordance with Section 409A and such intent. Notwithstanding any other provision of this Letter Agreement, payments provided under this Letter Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Letter Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service or as a short-term deferral shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, each installment payment provided under this Letter Agreement shall be treated as a separate payment. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Letter Agreement comply with Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by you on account of non- compliance with Section 409A.
9.Acknowledgments. You specifically agree and acknowledge that: (a) you have read this Letter Agreement in its entirety and understands all of its terms; (b) you have been advised of and have availed yourself of your right to consult with an attorney prior to executing this Letter Agreement; (c) you knowingly, freely and voluntarily assent to all of its terms and conditions including, without limitation, the waiver, release and covenants contained herein; (d)

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you are executing this Letter Agreement, including the waiver and release herein, in exchange for good and valuable consideration in addition to anything of value to which you are otherwise entitled; and (e) you are not waiving or releasing rights or claims that may arise after your execution of this Release; and (f) you understand that the waiver and release in this Letter Agreement is being requested in connection with the transition of your employment with the Company.
10.Entire Agreement; Miscellaneous. This Letter Agreement sets forth the entire agreement between you and the Company with respect to the subject matter set forth herein and supersedes and replaces any and all prior oral or written agreements or understandings between you and the Company with respect to the subject matter hereof. This Letter Agreement may be amended only by a subsequent writing signed by all parties. This Agreement shall be in all respects interpreted, enforced and governed under the laws of the State of Delaware. In the event any provision should be held by a court of competent jurisdiction to be unenforceable and incapable of being modified to be legal, each and all of the other provisions of this Letter Agreement shall remain in full force and effect.
[signature page follows]

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Please indicate your acceptance of the terms and provisions of this Letter Agreement by signing both copies of this Letter Agreement and returning one copy to the Legal Department. The other copy is for your files. By signing below, you acknowledge and agree that you have carefully read this Letter Agreement and Exhibit A in their entirety; fully understand and agree to their terms and provisions; will comply with the Restrictive Covenants; and intend and agree that this Letter Agreement is final and legally binding on you and the Company. All payments described in this Letter Agreement will be subject to the withholding of any amounts required by federal, state or local law. This Letter Agreement may be executed in several counterparts.

Very truly yours,

                                /s/ Parth Mehrotra

Parth Mehrotra, Chief Executive Officer On behalf of Privia Health Group, Inc.

                                /s/ Parth Mehrotra

Parth Mehrotra, Chief Executive Officer On behalf of Privia Health, LLC

Signature Page to Transition and Release of Claims Agreement

US-LEGAL-12547451

Exhibit 10.1
Agreed, Acknowledged and Accepted as of the first date set forth above:

/s/ Thomas Bartrum

Thomas Bartrum

US-LEGAL-12547451

Exhibit 10.1
EXHIBIT A
RELEASE OF CLAIMS AGREEMENT

THE EMPLOYEE IS ADVISED TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS RELEASE OF CLAIMS.
This release of claims agreement (this “Release”), entered into between Thomas Bartrum (the “Employee” or “you”), Privia Health, LLC (“Employer”) and Privia Health Group, Inc. (“PHG” and collectively with Employer, “Privia”), (each of the Employee and Privia, a “Party” and collectively, the “Parties”), effective as of the eighth day following the date on which Employee signs this Release if not revoked in accordance with Section 2 below (the “Effective Date”).
1.General Release of Claims.
In consideration of the Transition Benefits to be made pursuant to and which are defined in that certain Letter Agreement, dated as of January [ ], 2024 (the “Letter Agreement”), between the Parties, the Employee and his heirs, executors, representatives, agents, insurers, administrators, successors and assigns (collectively, the “Releasors”) irrevocably and unconditionally fully and forever waive, release and discharge Privia, including its owners, officers, directors, agents, servants, employees, attorneys, successors, assigns, and affiliates, including but not limited to all parent entities and any subsidiaries, in their corporate and individual capacities (collectively, the “Releasees”) from any and all claims, demands, actions, causes of actions, obligations, judgments, rights, fees, damages, debts, obligations, liabilities and expenses (inclusive of attorneys’ fees) of any kind whatsoever (collectively, “Claims”), whether known or unknown, from the beginning of time to the date of the Employee’s execution of this Release, including, without limitation, any claims under any federal, state, local or foreign law, that Releasors may have, have ever had or may in the future have arising out of, or in any way related to the Employee’s hire, benefits, employment, termination or separation from employment with Privia and any actual or alleged act, omission, transaction, practice, conduct, occurrence or other matter, including, but not limited to (a) any and all claims under Title VII of the Civil Rights Act, the Americans with Disabilities Act, the Family and Medical Leave Act, the Fair Labor Standards Act, the Equal Pay Act the Employee Retirement Income Security Act (with respect to unvested benefits), the Civil Rights Act of 1991, Section 1981 of U.S.C. Title 42, the Sarbanes-Oxley Act of 2002, the Worker Adjustment and Retraining Notification Act, the National Labor Relations Act, the Age Discrimination in Employment Act, the Older Workers’ Protection Benefit Act of 1990, the Uniform Services Employment and Reemployment Rights Act, the Genetic Information Nondiscrimination Act of 2008, The False Claims Act, The Virginians with Disabilities Act, the Virginia Human Rights Act, the Virginia Equal Pay Act, the Virginia Genetic Testing Law, the Virginia Occupational Safety and Health Act, the Virginia Minimum Wage Act, the Virginia Payment of Wage Law, the Virginia Right to Work Law, all as amended, and/or any other local, city, county, state, or federal statutes, laws, regulations, or ordinances prohibiting harassment, discrimination, or retaliation, as well as any claims concerning recruitment, hiring, discharge, promotions, transfers, employment status, right to reemployment, wages, bonus or incentive pay, severance pay, stock, stock options, stock-based awards, employment benefits (including, without limitation, sick or other leave, medical,

US-LEGAL-12547451

Exhibit 10.1
disability, life, or any other insurance, 401(k), pension, or other retirement plan or benefits, or any other fringe benefits), including but not limited to any federal, state, or local laws or causes of action enforcing express or implied employment contracts or covenants; wrongful discharge; breach of any contract, agreement or promise made prior to this date; physical or personal injury; medical expenses, mental anguish and/or emotional distress; intentional or negligent infliction of emotional distress; fraud, intentional or negligent misrepresentation, libel, slander, defamation, invasion of privacy; claims made based upon any statements concerning the Employee’s employment or cessation of the Employee’s employment with Privia, or any affiliates; violation of public policy; breach of any sort of duty; prima facie tort or any other tort; claims for denial of due process or violation of corporate policy or procedure; any claims or causes of action based upon the Employee’s employment with or cessation of employment with Privia, or any affiliates and similar or related claims and any and all claims arising under common law, in all cases, including but not limited to, claims under the Tennessee Human Rights Act, which prohibits discrimination in employment based on race, creed, color, sex, religion, age, and national origin, the Tennessee Disability Act, which prohibits discrimination in employment based on disability, and any other state or local laws or regulations prohibiting employment discrimination or protecting employee rights, as well as claims for breach of express or implied contract, defamation, intentional or negligent infliction of emotional distress, invasion of privacy, tortious misrepresentation, negligent hiring and retention, libel, slander, wrongful discharge in violation of public policy, breach of the implied covenant of good faith and fair dealing, assault and battery, negligent breach of statutory duty, claims for attorneys’ fees, and other tortious or unlawful conduct; (b) any and all claims for compensation of any type whatsoever, including but not limited to claims for salary, wages, bonuses, commissions, incentive compensation, vacation and/or severance; (c) any and all claims arising under tort, contract and/or quasi-contract law, including but not limited to claims of breach of an expressed or implied contract, tortious interference with contract or prospective business advantage, breach of the covenant of good faith and fair dealing, promissory estoppel, detrimental reliance, invasion of privacy, non physical injury, personal injury or sickness or any other harm, wrongful or retaliatory discharge, fraud, defamation, slander, libel, false imprisonment, negligent or intentional infliction of emotional distress; and (d) any and all claims for monetary or equitable relief, including but not limited to attorneys’ fees, back pay, front pay, reinstatement, experts’ fees, medical fees or expenses, costs and disbursements. The Claims released include claims seeking any monetary or other remedies for myself, directly or indirectly, which in any way are brought on behalf of a government, including but not limited to any proceeding under the Virginia Fraud Against Taxpayers Act, whether or not the government joins the proceeding and all of their respective implementing regulations and/or any other federal, state, local or foreign law (statutory, regulatory or otherwise) that may be legally waived and released.
2.Specific Release of ADEA Claims.
In further consideration of the payments and benefits provided to the Employee in this Release, the Releasors hereby irrevocably and unconditionally fully and forever waive, release and discharge the Releasees from any and all Claims, whether known or unknown, from the beginning of time to the date of the Employee’s execution of this Release arising under the Age Discrimination in Employment Act (ADEA), as amended, and its implementing regulations. By signing this Release, the Employee hereby acknowledges and confirms that: (a) the Employee has read this Release in its entirety and understands all of its terms; (b) the Employee has been

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advised of and has availed himself of Employee’s right to consult with Employee’s attorney prior to executing this Release; (c) the Employee knowingly, freely and voluntarily assents to all of the terms and conditions set out in this Release including, without limitation, the waiver, release and covenants contained herein; (d) the Employee is executing this Release, including the waiver and release, in exchange for good and valuable consideration in addition to anything of value to which Employee is otherwise entitled; (e) the Employee was given at least twenty-one (21) days to consider the terms of this Release and consult with an attorney of Employee’s choice, although Employee may sign it sooner if desired; (f) the Employee understands that he has seven
(7) days from the date he signs this Release to revoke the release in this paragraph by delivering notice of revocation to Jenny Harding at Privia, 950 N. Glebe Rd., Ste. 700, Arlington, VA 22203 by electronic mail at jenny.harding@priviahealth.com] before the end of such seven-day period; and (g) the Employee understands that the release contained in this paragraph does not apply to rights and claims that may arise after the date on which the Employee signs this Release.
3.Claims not Released.
This release shall not apply to: the Company’s obligations to provide the Transition Benefits; the Employee’s right to indemnification under any applicable indemnification agreement with the Company; the Company’s governing documents or applicable law; the Employee’s right to assert claims for workers’ compensation or unemployment benefits; Employee’s right to bring to the attention of the Equal Employment Opportunity Commission (“EEOC”) claims of discrimination (provided, however, that the Employee releases his right to secure any damages for alleged discriminatory treatment); any right to communicate directly with, cooperate with, or provide information to, any federal, state or local government regulator; any right to file an unfair labor practice charge under the National Labor Relations Act; the Employee’s vested rights under any retirement or welfare benefit plan of the Company; the Employee’s rights in his or her capacity as an equityholder of the Company; or any other rights that may not be waived by an employee under applicable law.
Notwithstanding anything in this Release to the contrary, nothing contained in this Release shall prohibit the Employee (or the Employee’s attorney) from (a) filing a charge with, reporting possible violations of federal law or regulation to, participating in any investigation by, or cooperating with the U.S. Securities and Exchange Commission, the Financial Industry Regulatory Authority, the EEOC, the National Labor Relations Board, the Occupational Safety and Health Administration, the U.S. Commodity Futures Trading Commission, the U.S. Department of Justice or any other securities regulatory agency, self-regulatory authority or federal, state or local regulatory authority (collectively, “Government Agencies”), or making other disclosures that are protected under the whistleblower provisions of applicable law or regulation, (b) communicating directly with, cooperating with, or providing information (including trade secrets) in confidence to any Government Agencies for the purpose of reporting or investigating a suspected violation of law, or from providing such information to the Employee’s attorney or in a sealed complaint or other document filed in a lawsuit or other governmental proceeding, (c) receiving an award for information provided to any Government Agency and/or (d) exercising any rights Employee may have under Section 7 of the National Labor Relations Board. Pursuant to 18 USC Section 1833(b), the Employee will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (x) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a

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Exhibit 10.1

suspected violation of law or (y) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Further, nothing in this Release is intended to or shall preclude you from providing truthful testimony in response to a valid subpoena, court order, regulatory request or other judicial, administrative or legal process or otherwise as required by law. If the Employee is required to provide testimony, then unless otherwise directed or requested by a Governmental Agency or law enforcement, the Employee shall notify the Company’s Deputy General Counsel in writing as promptly as practicable after receiving any such request of the anticipated testimony and at least ten (10) days prior to providing such testimony (or, if such notice is not possible under the circumstances, with as much prior notice as is possible) to afford the Company a reasonable opportunity to challenge the subpoena, court order or similar legal process.
4.Governing Law. This Release shall be in all respects interpreted, enforced and governed under the laws of the State of Delaware. In the event any provision should be held by a court of competent jurisdiction to be unenforceable and incapable of being modified to be legal, each and all of the other provisions of this Release shall remain in full force and effect.
5.Knowing and Voluntary Acknowledgment.
The Employee specifically agrees and acknowledges that: (a) the Employee has read this Release in its entirety and understands all of its terms; (b) the Employee has been advised of and has availed themselves of their right to consult with their attorney prior to executing this Release; (c) the Employee knowingly, freely and voluntarily assents to all of its terms and conditions including, without limitation, the waiver, release and covenants contained herein; (d) the Employee is executing this Release, including the waiver and release, in exchange for good and valuable consideration in addition to anything of value to which they are otherwise entitled; (e) the Employee is not waiving or releasing rights or claims that may arise after their execution of this Release; and (f) the Employee understands that the waiver and release in this Release is being requested in connection with the cessation of their employment with Privia.
The Employee further acknowledges that he has had twenty-one (21) days to consider the terms of this Release and consult with an attorney of his choice, although they may sign it sooner if desired. Further, the Employee acknowledges that they shall have an additional seven (7) days from the date on which they sign this Release to revoke consent to their release of claims under the ADEA by delivering notice of revocation to Jenny Harding at Privia, 950 N. Glebe Rd., Ste. 700, Arlington, VA 22203 by electronic mail at jenny.harding@priviahealth.com before the end of such seven-day period. In the event of such revocation by the Employee, this Release shall be null and void in its entirety.
This Release shall not become effective until the eighth (8th) day after the Employee executes this Release. No payments due to the Employee hereunder shall be made or begin before the Effective Date.
[signature page follows]

A-4

US-LEGAL-12547451

Exhibit 10.1
Sign only on or within twenty-one (21) days after May 31, 2024.

Agreed, acknowledged and accepted as of the date set forth below:

Thomas Bartrum

Date:

US-LEGAL-12547451    Signature Page to Release of Claims Agreement